Exhibit 10.1
THIRD AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of November 10, 2011 is among SESI, L.L.C., as Borrower, SUPERIOR ENERGY SERVICES, INC., as Parent, JPMORGAN CHASE BANK, N.A., as Agent (the “Agent”), and the Lenders party hereto, who agree as follows:
RECITALS
     A. The Borrower, the Parent, the Agent and certain of the Lenders have heretofore executed a Second Amended and Restated Credit Agreement dated as of May 29, 2009 (as amended, the “Credit Agreement”).
     B. The Borrower proposes to issue senior unsecured notes up to the aggregate principal amount of $700,000,000 (or such greater amount as the Borrower and the Agent shall agree) having a maturity of at least 7 years from the date of issue (the “Complete Acquisition Senior Notes”). The Borrower proposes to retain the proceeds of the Complete Acquisition Senior Notes until the closing of the acquisition (the “Complete Acquisition”) of Complete Production Services, Inc., a Delaware corporation (the “Target”) by the Parent pursuant to an Agreement and Plan of Merger dated as of October 9, 2011 among the Target, the Parent and SPN Fairway Acquisition, Inc., a wholly-owned subsidiary of the Parent, at which time, or as soon as practicable thereafter, the Borrower proposes to use such proceeds to (i) satisfy and discharge the indenture dated as of December 6, 2006, among Target, certain of its subsidiaries and Wells Fargo Bank, National Association, as Trustee, relating to the $650.0 million aggregate principal amount of the Target’s 8% Senior Notes due 2016, (ii) repay any amounts outstanding on the closing date of the Complete Acquisition under the Target’s existing credit facility (including accrued interest and premiums associated therewith), (iii) pay the cash consideration for the Complete Acquisition, (iv) pay the fees and expenses incurred in connection with the Complete Acquisition and related financing transactions.
     C. In order to close the foregoing transaction, the Borrower has requested modifications of the Credit Agreement in the following respects: (i) to permit (as additional Funded Indebtedness) the Complete Acquisition Senior Notes; (ii) to permit the Complete Acquisition; and (iii) for the period from the issuance of the Complete Acquisition Senior Notes to and including the closing of the Complete Acquisition and redemption of the Target’s 8% Senior Notes due 2016, which will occur as soon as practicable after such closing, to exclude from Funded Indebtedness the cash proceeds of the Complete Acquisition Senior Notes retained in cash or cash equivalents. The Agent and Lenders are willing to accept the Borrower’s request on the terms and conditions set forth below.
     D. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings defined in the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings, the parties hereby agree as follows:
ARTICLE 1
AMENDMENTS TO THE CREDIT AGREEMENT
     1.1 Section 6.11(a) (vi) (Funded Indebtedness; Rate Management Obligations) of the Credit Agreement is hereby amended to read as follows:
(vi)	Funded Indebtedness represented by (w) the 6 7/8% Senior Notes up to the aggregate principal amount of $300,000,000, issued pursuant to the Indenture relating thereto dated as of May 22, 2006, among the Borrower, the Parent, the respective Subsidiaries of the Parent party thereto and The Bank of New York Trust Company, N.A., as trustee, (x) the 1.5% Senior Exchangeable Notes up to the aggregate principal amount of $400,000,000 due 2026 issued pursuant to the Indenture relating thereto dated as of December 12, 2006, among the Borrower, the Parent, the respective Subsidiaries of the Parent party thereto and The Bank of New York Trust Company, N.A., as trustee, provided that if the Notes described in clause (y) hereof are issued, such 1.5% Senior Exchangeable Notes must be redeemed in full on or before December 30, 2011; (y) the senior unsecured notes up to the aggregate principal amount of $500,000,000 due 2019 (the “2011 Senior Notes”), to be issued pursuant to an Indenture among the Borrower, the Parent, their respective Subsidiaries party thereto and The Bank of New York Trust Mellon Company, N.A., as trustee, provided that the cash proceeds of the 2011 Senior Notes up to an aggregate of $400,000,000 are initially used to repay in full the outstanding principal balance of the Revolving Loan, and the balance of the proceeds are held in cash or cash equivalents until the Senior Exchangeable Notes are redeemable, at which time said cash and cash equivalents together with other cash available to the Borrower and/or advances available on the Revolving Loan shall be used to redeem the Senior Exchangeable Notes in full on or before December 30, 2011; and (z) the senior unsecured notes up to the aggregate principal amount of $700,000,000 (or such greater amount as the Borrower and the Agent shall agree) having a maturity of at least 7 years from the date of issue (the “Complete Acquisition Senior Notes”), to be issued pursuant to an Indenture among the Borrower, the Parent, their respective Subsidiaries party thereto and a trustee to be determined, provided that the cash proceeds of the Complete Acquisition Senior Notes are held in cash or cash equivalents until the closing of the acquisition (the “Complete Acquisition”) of Complete Production Services, Inc., a Delaware corporation (the “Target”) by the Parent pursuant to an Agreement and Plan of Merger dated as of October 9, 2011 among the Target, the Parent and SPN Fairway Acquisition, Inc., a wholly-owned subsidiary of the Parent, at which time, or as soon as practicable thereafter, the Borrower proposes to use such proceeds to (i) satisfy and discharge the indenture dated as of December 6, 2006, among Target, certain of its subsidiaries and Wells Fargo Bank, National Association, as Trustee, relating to the $650.0 million aggregate principal amount of the Target’s 8% Senior Notes due 2016, (ii) repay any amounts outstanding on the closing date of the Complete Acquisition under the Target’s existing credit facility (including accrued interest and premiums associated therewith), (iii) pay the cash consideration for the Complete Acquisition, (iv) pay the fees and expenses incurred in connection with the Complete Acquisition and related financing transactions; in each case, as amended, supplemented, amended and restated or otherwise modified, but not increased in aggregate amount, from time to time.
     1.2 Notwithstanding anything in the Credit Agreement to the contrary, including, without limitation, the provisions of Section 6.15(b), the Lenders consent to the Complete Acquisition.
     1.3 During the period from the date of the issuance of the Complete Acquisition Senior Notes to and including the closing of the Complete Acquisition and redemption of the Target’s 8% Senior Notes due 2016, which will occur as soon as practicable after such closing, “Funded Indebtedness” shall be reduced by the cash proceeds of the Complete Acquisition Senior Notes retained in cash or cash equivalents by the Borrower.
     1.3 Except as specifically amended hereby, all of the remaining terms and conditions of the Credit Agreement remain in full force and effect.
ARTICLE 2
CONDITIONS PRECEDENT
     2.1 This Amendment shall be effective upon the Agent’s receipt of the following, in form and substance satisfactory to the Agent:
     (i) Third Amendment. This Amendment, executed and delivered by the Agent, the Parent, the Borrower and the Required Lenders.
     (ii) Chief Financial Officer Certificate. A certificate signed by the Chief Financial Officer of the Parent certifying that (i) no Default or Event of Default exists under the Credit Agreement; and (ii) that there has been no Material Adverse Effect relating to the Parent, Borrower and Borrower’s Subsidiaries occurring since December 31, 2010.
ARTICLE 3
MISCELLANEOUS
     3.1 The Parent and Borrower reaffirm to the Agent and Lenders that the representations and warranties contained in Article V of the Credit Agreement were true and correct when made, and are repeated at and as of the date hereof and are true and correct in all material respects at and as of the date hereof, except as such representations and warranties relate to matters that are permitted by the Credit Agreement to be true only as of the Closing Date.

     3.2 This Amendment is a contract, and the replacement Notes will be contracts, made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.
     3.3 This Amendment constitutes a Loan Document (as that term is defined in the Credit Agreement).
     3.4 This Amendment does not constitute a novation of the Credit Agreement or the Obligations represented by the Credit Agreement, the Notes and the Collateral Documents.
     3.5 This Amendment may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one in the same instrument.
[Signatures on following pages]

     IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have executed this Amendment as of the date first above written.

BORROWER:	SESI, L.L.C.

	By:	Superior Energy Services, Inc. Member Manager

		By:	/s/ Robert S. Taylor

Name: Robert S. Taylor
Title: Chief Financial Officer

PARENT:	SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor

Name: Robert S. Taylor
Title: Chief Financial Officer

AGENT, CO-LEAD	JPMORGAN CHASE BANK, N.A.
ARRANGER AND LENDER:
	By:	/s/ Donald K. Hunt

Name: Donald K. Hunt
Title: Officer

CO-LEAD ARRANGER AND LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Philip C. Lauinger III

Name: Philip C. Lauinger III
Title: Managing Director

CO-DOCUMENTATION AGENT AND LENDER:	WHITNEY NATIONAL BANK

	By:	/s/ Hollie L. Ericksen

Name: Hollie L. Ericksen
Title: Vice President

CO-DOCUMENTATION AGENT	PNC BANK, NATIONAL ASSOCIATION
AND LENDER:
	By:	/s/ Anita Inkollu

Name: Anita Inkollu
Title: Vice President

CO-DOCUMENTATION AGENT	COMERICA BANK, NA
AND LENDER:
	By:	/s/ Gary Culbertson

Name: Gary Culbertson
Title: Vice President

CO-DOCUMENTATION AGENT	BANK OF AMERICA, N.A.
AND LENDER:
	By:	/s/ Gary L. Mingle

Name: Gary L. Mingle
Title: Senior Vice-President

CO-DOCUMENTATION AGENT	BNP PARIBAS
AND LENDER:
	By:	/s/ Larry Robinson

Name: Larry Robinson
Title: Director

	By:	/s/ Betsy Jocher

Name: Betsy Jocher
Title: Director

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Ernie Eustis

Name: Ernie Eustis
Title: Sr. Vice President

LENDER:	HSBC BANK USA, N.A.

	By:	/s/ Bruce Robinson

Name: Bruce Robinson
Title: Vice President